Exhibit (a)(1)(ii)

THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED. THIS LETTER OF TRANSMITTAL IS FOR USE IN ACCEPTING THE OFFER BY BHP BILLITON DEVELOPMENT 2 (CANADA) LIMITED TO PURCHASE ALL OUTSTANDING COMMON SHARES (INCLUDING THE ASSOCIATED RIGHTS UNDER THE SHAREHOLDER RIGHTS PLAN) OF POTASH CORPORATION OF SASKATCHEWAN INC.

LETTER OF TRANSMITTAL

for Deposits of Shares and SRP Rights of

POTASH CORPORATION OF SASKATCHEWAN INC.

pursuant to the Offer dated August 20, 2010 made by

BHP BILLITON DEVELOPMENT 2 (CANADA) LIMITED

a wholly-owned indirect subsidiary of

BHP BILLITON PLC

THE OFFER IS OPEN FOR ACCEPTANCE UNTIL 11:59 P.M. (EASTERN TIME) ON OCTOBER 19, 2010, OR SUCH LATER DATE OR DATES AS MAY BE FIXED BY THE OFFEROR (THE “EXPIRY TIME”) UNLESS THE OFFER IS WITHDRAWN.

SEE “TIME FOR ACCEPTANCE” IN SECTION 2 OF THE OFFER.

USE THIS LETTER OF TRANSMITTAL IF:

1.	YOU ARE DEPOSITING SHARE CERTIFICATES AND, IF APPLICABLE, RIGHTS CERTIFICATES; OR
2.	YOU ARE A U.S. SHAREHOLDER FOLLOWING PROCEDURES FOR BOOK-ENTRY CONFIRMATION AND DO NOT HAVE AN AGENT’S MESSAGE; OR
3.	YOU PREVIOUSLY DEPOSITED SHARES AND/OR SRP RIGHTS PURSUANT TO A NOTICE OF GUARANTEED DELIVERY.

This Letter of Transmittal or a facsimile hereof, properly completed and duly executed in accordance with the instructions set out herein, together with all other required documents, must accompany the certificates representing the common shares, together with any associated rights (the “SRP Rights”) issued and outstanding under the Shareholder Rights Plan (together, the “Shares”), of Potash Corporation of Saskatchewan Inc. (“PotashCorp”) deposited pursuant to the Offer made by BHP Billiton Development 2 (Canada) Limited (the “Offeror”), a wholly-owned indirect subsidiary of BHP Billiton Plc (together with BHP Billiton Limited, “BHP Billiton”), to holders of Shares (“Shareholders”). Shareholders may also accept the Offer by following the procedures for book-entry transfer set forth in Section 3 of the Offer, “Manner of Acceptance — Acceptance by

Book-Entry Transfer”, provided that the confirmation of a book-entry transfer of Shares into the Depositary’s account at CDS Clearing and Depository Services Inc. (“CDS”), or The Depository Trust Company (“DTC”), together with an Agent’s Message in respect thereof, or a properly completed Letter of Transmittal and any other required documents are received by the Depositary at its office in Toronto, Ontario, Canada prior to the Expiry Time.

If a Shareholder wishes to deposit Shares (including associated SRP Rights) under the Offer and (a) the certificate(s) representing the Shares and/or if the Separation Time (as defined in the Shareholder Rights Plan) has occurred prior to the Expiry Time, certificate(s) evidencing the SRP Rights (the “Rights Certificates”) is (are) not immediately available, (b) the Shareholder cannot complete the procedure for book-entry transfer of the Shares on a timely basis, (c) the certificate(s) and all other required documents cannot be delivered to the Depositary or the U.S. Forwarding Agent prior to the Expiry Time or (d) if the Separation Time has occurred prior to the Expiry Time but Rights Certificates have not been distributed to Shareholders prior to the Expiry Time, those Shares (including associated SRP Rights) may nevertheless be deposited under the Offer in compliance with the procedures for guaranteed delivery set forth in Section 3 of the Offer by using the accompanying Notice of Guaranteed Delivery. See Instruction 2 in this Letter of Transmittal, “Procedure for Guaranteed Delivery”.

BHP Billiton Plc and BHP Billiton Limited together comprise a Dual Listed Company. The two entities continue to exist as separate companies, but operate as a combined group. The terms and conditions of the Offer are incorporated by reference into this Letter of Transmittal. Capitalized terms used but not defined in this Letter of Transmittal which are defined in the Offer and the Circular dated August 20, 2010 have the meanings ascribed to them in the Offer and the Circular.

The Depositary, the Dealer Managers, the Information Agents or your broker or other financial advisor can assist you in completing this Letter of Transmittal (see the back page of this Letter of Transmittal for addresses and telephone numbers). Shareholders whose Shares are registered in the name of an investment advisor, stockbroker, bank, trust company or other nominee should contact such nominee if they wish to accept the Offer.

This Letter of Transmittal is to be used if certificates are to be forwarded herewith or, unless an Agent’s Message is utilized, if delivery of Shares is to be made by book-entry transfer to an account maintained by the Depositary at DTC or if you previously deposited Shares pursuant to a Notice of Guaranteed Delivery.

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ON THE BACK PAGE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY OR THE U.S. FORWARDING AGENT. YOU MUST SIGN THIS LETTER OF TRANSMITTAL IN THE APPROPRIATE SPACE PROVIDED BELOW.

Please read carefully the Instructions set forth below before completing this Letter of Transmittal.

TO:	BHP BILLITON DEVELOPMENT 2 (CANADA) LIMITED

AND TO:	COMPUTERSHARE INVESTOR SERVICES INC., as Depositary, or COMPUTERSHARE TRUST COMPANY, N.A., as U.S. Forwarding Agent

The undersigned delivers to you the enclosed certificate(s) for Shares and, subject only to the provisions of the Offer regarding withdrawal, irrevocably accepts the Offer for such Shares upon the terms and conditions contained in the Offer. The undersigned understands that by depositing the Shares to the Offer, the undersigned will be deemed to have deposited the associated SRP Rights. Shareholders are required to deposit one SRP Right for each Share in order to effect a valid deposit of such Share or, if available, a Book-Entry Confirmation must be received by the Depositary with respect thereto. No additional payment will be made for the SRP Rights and no amount of the consideration to be paid by the Offeror will be allocated to the SRP Rights. The following are the details of the enclosed certificate(s):

DESCRIPTION OF SHARES DEPOSITED

(Please print or type. If space is insufficient, please attach a list in the form below.)

Certificate Number(s)	Name in which Registered (Please fill in exactly as name(s) appear(s) on certificate(s))	Number of Shares Represented by Certificate	Number of Shares Deposited*

TOTAL:

DESCRIPTION OF SRP RIGHTS DEPOSITED** (Please print or type. If space is insufficient, please attach a list in the form below.)
Certificate Number(s)	Name in which Registered (Please fill in exactly as name(s) appear(s) on certificate(s))	Number of SRP Rights Represented by Certificate	Number of SRP Rights Deposited*

TOTAL:

*	Unless otherwise indicated, the total number of Shares and SRP Rights evidenced by all certificates delivered will be deemed to have been deposited. Refer to Instruction 7 of this Letter of Transmittal, “Partial Tenders”.
**	Need not be completed if the Separation Time has not occurred prior to the Expiry Time.

The following procedures must be followed in order to effect the valid deposit of SRP Rights: If the Separation Time does not occur prior to the Expiry Time, a deposit of Shares will also constitute a deposit of the associated SRP Rights. If the Separation Time occurs prior to the Expiry Time and Rights Certificates are distributed to Shareholders prior to the time that a Shareholder deposits its Shares pursuant to the Offer, in order for the Shares to be validly deposited, Rights Certificate(s) representing SRP Rights equal in number to the number of Shares deposited must be delivered to the Depositary. If the Separation Time occurs prior to the

Expiry Time and Rights Certificates are not distributed to Shareholders by the time that a Shareholder deposits its Shares pursuant to the Offer, the Shareholder may deposit its SRP Rights prior to receiving Rights Certificate(s) by using the procedures for guaranteed delivery described herein. In any case, a deposit of Shares constitutes an agreement by the Shareholder to deliver Rights Certificate(s) representing the associated SRP Rights to the Depositary prior to 11:59 p.m. (Eastern time) on the third trading day on the TSX after the date, if any, that Rights Certificates are distributed to Shareholders. The Offeror reserves the right to require, if the Separation Time occurs prior to the Expiry Time, that the Depositary receives Rights Certificate(s) from a Shareholder representing such SRP Rights prior to the Offeror taking up the Deposited Shares for payment pursuant to the Offer.

The undersigned:

1.	acknowledges receipt of the Offer and the Circular and acknowledges that there will be a binding agreement between the undersigned and the Offeror, effective immediately following the time at which the Offeror takes up the Shares (including associated SRP Rights) deposited by the undersigned pursuant to this Letter of Transmittal, in accordance with the terms and conditions of the Offer;

2.	delivers to you the enclosed certificate(s) representing Shares and all SRP Rights for each Share (unless deposit is to be made pursuant to the procedure for deposit by book-entry transfer set forth in Section 3 of the Offer, “Manner of Acceptance — Acceptance by Book-Entry Transfer”) and, subject only to the rights of withdrawal set out in the Offer, irrevocably accepts the Offer for and in respect of those Shares (including associated SRP Rights) that are being deposited under the Offer as indicated under the heading “Description of Shares Deposited” set out above in this Letter of Transmittal represented by such certificate(s) (the “Deposited Shares”) and, on and subject to the terms and conditions of the Offer, deposits, sells, assigns and transfers to the Offeror all right, title and interest in and to the Deposited Shares, including any and all rights and benefits arising from the Deposited Shares, including, without limitation, any and all dividends, distributions, payments, securities, property or other interests (including the SRP Rights) which may be declared, paid, accrued, issued, distributed, made or transferred on or in respect of any or all of the Deposited Shares on and after the date of the Offer, including any dividends, distributions or payments on such dividends, distributions, payments, securities, property or other interests but excluding any regular quarterly cash dividends of U.S.$0.10 or less per Share with record dates and payment dates consistent with past practice and having a record date occurring prior to the date of the first take up of Shares by the Offeror (collectively, “Distributions”);

3.	acknowledges and agrees that a deposit of Shares constitutes an agreement by the undersigned to deliver Rights Certificate(s) representing the associated SRP Rights, if any, to the Depositary prior to 11:59 p.m. (Eastern time) on the third trading day on the TSX after the date, if any, that Rights Certificates are distributed to the undersigned;

4.	acknowledges that the Offeror reserves the right to require, if a Separation Time occurs prior to the Expiry Time, that the Depositary receives Rights Certificate(s) from the undersigned representing any SRP Rights prior to the Offeror taking up the Deposited Shares for payment pursuant to the Offer;

5.	represents and warrants that: (i) the undersigned has full power and authority to deposit, sell, assign and transfer the Deposited Shares and any Distributions deposited pursuant to the Offer; (ii) the Deposited Shares and Distributions have not been sold, assigned or transferred, nor has any agreement been entered into to sell, assign or transfer any of the Deposited Shares and Distributions, to any other person; (iii) the deposit of such Deposited Shares and Distributions complies with applicable Law; and (iv) when the Deposited Shares and Distributions are taken up and paid for by the Offeror, the Offeror will acquire good title thereto, free and clear of all liens, restrictions, charges, encumbrances, claims and rights of others;

6.

agrees that if, on or after the date hereof, PotashCorp should divide, combine, reclassify, consolidate, convert or otherwise change any of the Shares or its capitalization, or should disclose that it has taken or intends to take any such action, then the Offeror may, in its sole discretion and without prejudice to its rights under “Conditions of the Offer” in Section 4 of the Offer, make such adjustments as it deems appropriate to reflect such division, combination, reclassification, consolidation, conversion or other change in the Offered Consideration or other terms of the Offer (including, without limitation, the type of securities offered to be purchased and the consideration payable therefor);

7.	directs the Offeror and the Depositary, upon the Offeror taking up the Deposited Shares (i) to either (a) issue or cause to be issued a cheque payable in U.S. dollars representing the cash payment for the Deposited Shares to which the undersigned is entitled for the Deposited Shares under the Offer, unless otherwise directed in this Letter of Transmittal, in the name of the registered holder of the Deposited Shares and to send such cheque by first class mail, to the address indicated herein, or to hold the same for pick-up, as indicated herein, or (b) in the case of Shares deposited by book-entry transfer of such Shares pursuant to the procedures set forth in “Manner of Acceptance — Acceptance by Book-Entry Transfer” in Section 3 of the Offer, to credit the depositing holder’s account maintained with CDS or DTC, as applicable, with the purchase price for the Deposited Shares accepted for purchase by the Offeror, and (ii) to return any certificates for Deposited Shares not deposited or purchased under the Offer by either (a) sending new certificates representing Shares not purchased or by returning the deposited certificates (and other relevant documents) to the address indicated herein, or (b) in the case of Shares deposited by book-entry transfer of such Shares pursuant to the procedures set forth in “Manner of Acceptance — Acceptance by Book-Entry Transfer” in Section 3 of the Offer, such Shares will be credited to the depositing holder’s account maintained with CDS or DTC, as applicable (and, in the case of both (i) and (ii) above, if no name, address or delivery instructions are indicated, to the undersigned at the address of the undersigned as shown on the appropriate registers maintained by PotashCorp). The undersigned understands and acknowledges that under no circumstances will interest accrue or be paid by the Offeror or the Depositary on the purchase price of the Deposited Shares purchased by the Offeror, regardless of any delay in making such payment and that the Offeror will not transfer any Deposited Shares from the name of the registered holder thereof if the Offeror does not accept for purchase any of the Deposited Shares so tendered;

8.	waives any right to receive notice of purchase of the Deposited Shares;

9.

irrevocably constitutes and appoints, effective on and after the date that the Offeror takes up and pays for the Deposited Shares, each director and officer of the Offeror and any other person designated by the Offeror in writing as the true and lawful agent, attorney, attorney-in-fact and proxy of the undersigned with respect to (a) the Shares registered in the name of the undersigned on the securities register maintained by or on behalf of PotashCorp and deposited pursuant to the Offer and purchased by the Offeror (the “Purchased Shares”); and (b) any and all Distributions which may be declared, paid, accrued, issued, distributed, made or transferred on or in respect of the Purchased Shares on or after the date of the Offer, with full power of substitution (such powers of attorney, being coupled with an interest, being irrevocable), in the name of and on behalf of such Shareholder: (i) to register or record the transfer and/or cancellation of such Purchased Shares and Distributions consisting of securities on the appropriate register maintained by or on behalf of PotashCorp; (ii) for so long as any Purchased Shares are registered or recorded in the name of such Shareholder, to exercise any and all rights of such Shareholder including, without limitation, the right to vote, to execute and deliver (provided the same is not contrary to applicable Laws), as and when requested by the Offeror (by whom such Shares are purchased), any instruments of proxy authorization or consents in form and on terms satisfactory to the Offeror in respect of any Purchased Shares and Distributions, to revoke any such instrument, authorization or consent given prior to or after the Offeror takes up and pays for the Deposited Shares, and to designate in such instruments, authorizations or consents any person or persons as the proxyholder of such Shareholder in respect of the Purchased Shares and Distributions for all purposes including, without limitation, in connection with any meeting or meetings (whether annual, special or otherwise, or any adjournment thereof, including, without limitation, any meeting to consider a Subsequent Acquisition Transaction) of holders of relevant securities of PotashCorp; (iii) to execute, endorse and negotiate for and in the name of and on behalf of such Shareholder, any and all cheques or other instruments representing such Distributions payable to or to the order of, or endorsed in favour of, such Shareholder; and (iv) to exercise any rights of a Shareholder with respect to such Purchased Shares and such Distributions;

10.	revokes any and all other authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise, previously conferred or agreed to be conferred by the Shareholder at any time with respect to the Deposited Shares or any Distributions and agrees that no subsequent authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise will be granted with respect to the Deposited Shares or any Distributions by or on behalf of the depositing Shareholder unless the Deposited Shares are not taken up and paid for under the Offer or are withdrawn in accordance with the terms and the procedure set forth under the heading “Right to Withdraw Deposited Shares” in Section 7 of the Offer. The undersigned also agrees not to vote any of the Purchased Shares at any meeting (whether annual, special or otherwise, or any adjournment thereof, including, without limitation, any meeting to consider a Subsequent Acquisition Transaction) of holders of relevant securities of PotashCorp and not to exercise any of the other rights or privileges attached to the Purchased Shares, and agrees to execute and deliver to the Offeror any and all instruments of proxy, authorizations or consents in respect of all or any of the Purchased Shares, and agrees to appoint in any such instruments of proxy, authorizations or consents, the person or persons specified by the Offeror as the proxy of the holder of the Purchased Shares. Upon such appointment, all prior proxies and other authorizations (including, without limitation, all appointments of any agent, attorney or attorney-in-fact) or consents given by the holder of such Purchased Shares with respect thereto will be revoked and no subsequent proxies or other authorizations or consents may be given by such person with respect thereto;

11.	agrees that if, on or after the date of the Offer, PotashCorp should declare, set aside, or pay any dividend (other than the payment of a quarterly cash dividend on the Shares in the amount of U.S.$0.10 or less per Share with record dates and payment dates consistent with past practice and having a record date occurring prior to the date of the first take up of Shares by the Offeror) or other distribution, or declare, make or pay any other distribution or payment on or declare, allot, reserve or issue any securities, rights or other interests with respect to any Shares, which is or are payable or distributable to Shareholders of record on a date prior to the transfer into the name of the Offeror or its nominees or transferees on the securities register maintained by or on behalf of PotashCorp in respect of Shares, then (i) in the case of any such cash dividend, distribution or payment that does not exceed the cash consideration per Share, the cash consideration payable per Share pursuant to the Offer will be reduced by the amount of any such dividend, distribution or payment; and (ii) in the case of any such cash dividend, distribution or payment that exceeds the cash consideration per Share, or in the case of any other dividend, distribution, payment, right or other interest, the whole of any such dividend, distribution, payment, right or other interest will be promptly remitted and transferred by the depositing Shareholder to the Depositary for the account of the Offeror accompanied by appropriate documentation of transfer. Pending such remittance, the Offeror will be entitled to any such dividend, distribution, payment, right or other interest and may withhold the entire amount of cash payable by the Offeror pursuant to the Offer or deduct from the purchase price payable by the Offeror pursuant to the Offer the amount or value thereof, as determined by the Offeror in its sole discretion;

12.	covenants to execute, upon request of the Offeror, any additional documents, transfers and other assurances as may be necessary or desirable to complete the sale, assignment and transfer of the Shares to the Offeror;

13.	acknowledges that all authority conferred or agreed to be conferred by the undersigned herein is, to the extent permitted by Law, irrevocable and may be exercised during any subsequent legal incapacity of the undersigned and shall, to the extent permitted by Law, survive the death or incapacity, bankruptcy or insolvency of the undersigned and all obligations of the undersigned herein shall be binding upon the heirs, executors, administrators, attorneys, personal representatives, successors and assigns of the undersigned;

14.	by virtue of the execution of this Letter of Transmittal, shall be deemed to have agreed that all questions as to the validity, form, eligibility (including time of receipt) and acceptance of Shares deposited pursuant to the Offer will be determined by the Offeror in its sole discretion and that such determination shall be final and binding and acknowledges that: (i) the Offeror reserves the absolute right to reject any and all deposits of Deposited Shares which the Offeror determines not to be in proper form or which may be unlawful to accept under the Laws of any jurisdiction; (ii) the Offeror reserves the absolute right to waive any defects or irregularities in the deposit of any Shares; (iii) there shall be no duty or obligation on the Offeror, the Depositary or any other person to give notice of any defects or irregularities in any deposit and no liability shall be incurred by any of them for failure to give such notice; (iv) the Offeror’s interpretation of the terms and conditions of the Offer, the Circular, this Letter of Transmittal and the Notice of Guaranteed Delivery shall be final and binding; and (v) the Offeror reserves the right to permit the Offer to be accepted in a manner other than as set forth in the Offer; and

15.	by reason of the use of an English language form of Letter of Transmittal, shall be deemed to have required that any contract evidenced by the Offer as accepted through this Letter of Transmittal, as well as all documents related thereto, be drawn exclusively in the English language. En raison de l’usage d’une version anglaise de la présente lettre de transmission, le soussigné est réputé avoir demandé que tout contrat attesté par l’offre, telle qu’elle est acceptée au moyen de cette lettre de transmission, de même que tous les documents qui s’y rapportent, soient rédigés exclusivement en anglais.

SHAREHOLDER INFORMATION AND INSTRUCTIONS

Before signing this Letter of Transmittal, please review carefully and complete the following boxes, as appropriate.

BLOCK A	BLOCK B

PAYMENT INSTRUCTIONS	DELIVERY INSTRUCTIONS

ISSUE CHEQUE IN THE NAME OF: (Please print or type)	SEND CHEQUE (UNLESS BLOCK C BELOW IS CHECKED), TO: (Please print or type)

☐ Same as address in Block A or to:

(Name)	(Name)

(Street Address and Number)	(Street Address and Number)

(City and Province or State)	(City and Province or State)

(Country and Postal (or Zip) Code)	(Country and Postal (or Zip) Code)

(Telephone — Business Hours)	(Telephone — Business Hours)

(Social Insurance, Social Security Number or Tax Identification Number)	(Social Insurance, Social Security Number or Tax Identification Number)

BLOCK C

SPECIAL PICKUP INSTRUCTIONS

☐ Hold cheque for pick-up. (Please check here if applicable)

BLOCK D

U.S. SHAREHOLDERS (See Instruction 9)

A “U.S. Shareholder” is any shareholder that is either (A) providing an address in Block B which is located within the United States or any territory or possession thereof or (B) a United States person for United States federal income tax purposes.

INDICATE WHETHER OR NOT YOU ARE A U.S. SHAREHOLDER OR ARE ACTING ON BEHALF OF A U.S. SHAREHOLDER:

☐ The owner signing this Letter of Transmittal represents that it is not a U.S. Shareholder and is not acting on behalf of a U.S. Shareholder.

☐ The owner signing this Letter of Transmittal is a U.S. Shareholder or is acting on behalf of a U.S. Shareholder.

IF YOU ARE A U.S. SHAREHOLDER OR ARE ACTING ON BEHALF OF A U.S. SHAREHOLDER, THEN IN ORDER TO AVOID BACKUP WITHHOLDING YOU MUST COMPLETE AN IRS FORM W-9 OR OTHERWISE PROVIDE CERTIFICATION THAT YOU ARE EXEMPT FROM BACKUP WITHHOLDING, AS PROVIDED IN THE INSTRUCTIONS.

BLOCK E

DEPOSIT PURSUANT TO NOTICE OF GUARANTEED DELIVERY (See Instruction 2)

☐       Check here if Shares or SRP Rights are being deposited pursuant to a Notice of Guaranteed Delivery sent to the Toronto, Ontario, Canada office of the Depositary and complete the following (Please print or type)

Name of Registered Holder Date of Guaranteed Delivery

Window Ticket Number (if any)

Name of Institution which Guaranteed Delivery

BLOCK F

INVESTMENT DEALER OR BROKER SOLICITING ACCEPTANCE OF THE OFFER (See Instruction 8)

The Shareholder signing below represents that the member of the Soliciting Dealer group who solicited and obtained this deposit is: (Please print or type)
(Firm)	(Registered Representative) (Telephone Number)

☐ Check here if list of beneficial holders is attached

☐ Check here if diskette to follow

SHAREHOLDER SIGNATURE

By signing below, the undersigned expressly agrees to the terms and conditions set forth above.

Signature guaranteed by (if required under Instruction 4):	Signature of Shareholder or Authorized Representative (to this Letter of Transmittal):

Dated:

Authorized Signature of Guarantor	Signature of Shareholder or Authorized Representative (see Instructions 3, 4 and 5 to this Letter of Transmittal)

Name of Guarantor (Please print or type)	Name of Shareholder or Authorized Representative (Please print or type)

Address of Guarantor (Please print or type)	Telephone number (business hours) of Shareholder or Authorized Representative

Social Insurance or Social Security Number or Tax Identification Number of Shareholder

Additional Signatures for Joint Shareholders (if required):

Dated:

Signature of Shareholder or Authorized Representative (see Instructions 3, 4 and 5 to this Letter of Transmittal)

Name of Shareholder or Authorized Representative (Please print or type)

Telephone number (business hours) of Shareholder or Authorized Representative

Social Insurance or Social Security Number or Tax Identification Number of Shareholder

INSTRUCTIONS

1.	Use of Letter of Transmittal

(a)	This Letter of Transmittal (or a facsimile hereof) properly completed and duly executed as required by the instructions set forth below, together with accompanying certificate(s) representing the Deposited Shares (or, alternatively, a book-entry transfer for Shareholders accepting the Offer by following the procedures for book-entry transfer established by DTC) and all other documents required by the terms of the Offer and this Letter of Transmittal, must be received by the Depositary or the U.S. Forwarding Agent at any of the offices of the Depositary or U.S. Forwarding Agent specified on the back of this Letter of Transmittal at or prior to the Expiry Time, unless the Offer is extended or withdrawn or unless the procedures for guaranteed delivery set out in Instruction 2 below, “Procedure for Guaranteed Delivery”, are employed. Shareholders accepting the Offer using book-entry transfer must ensure that the required documents are sent to the Depositary at its offices in Toronto, Ontario, Canada. Such documents should not be sent to the U.S. Forwarding Agent.

(b)	The method of delivery of this Letter of Transmittal, the certificates representing the Deposited Shares and all other required documents is at the option and risk of the person depositing the same, and delivery will be deemed effective only when such documents have been physically received by the Depositary or the U.S. Forwarding Agent at any of their offices specified herein. The Offeror recommends that such documents be delivered by hand to the Depositary or the U.S. Forwarding Agent and that a receipt be obtained or, if mailed, that registered mail, with return receipt requested, be used and that proper insurance be obtained. It is suggested that any such mailing be made sufficiently in advance of the Expiry Time to permit delivery to the Depositary or the U.S. Forwarding Agent, as applicable, prior to the Expiry Time. Shareholders whose Shares are registered in the name of a stockbroker, investment dealer, bank, trust company or other nominee should contact that nominee for assistance in depositing their Shares.

2.	Procedure for Guaranteed Delivery

If a Shareholder wishes to deposit Shares (including associated SRP Rights) under the Offer and (a) the certificate(s) representing the Shares and/or if the Separation Time has occurred prior to the Expiry Time, the Rights Certificate(s) representing the associated SRP Rights is (are) not immediately available, (b) the Shareholder cannot complete the procedure for book-entry transfer of the Shares on a timely basis, (c) the certificate(s) and all other required documents cannot be delivered to the Depositary or the U.S. Forwarding Agent prior to the Expiry Time or (d) if the Separation Time has occurred prior to the Expiry Time but Rights Certificates have not been distributed to Shareholders prior to the Expiry Time, those Shares (including associated SRP Rights) may nevertheless be deposited under the Offer provided all of the following conditions are met:

(a)	such a deposit is made by or through an Eligible Institution (as defined below);

(b)	a properly completed and duly executed Notice of Guaranteed Delivery (printed on pink paper) in the form accompanying this Letter of Transmittal (or a facsimile thereof), together with a guarantee to deliver by an Eligible Institution in the form set out in the Notice of Guaranteed Delivery, is received by the Depositary at or prior to the Expiry Time at its office in Toronto, Ontario, Canada listed herein;

(c)	the certificate(s) representing the Deposited Shares and if the Separation Time has occurred prior to the Expiry Time and Rights Certificates have been distributed to Shareholders prior to the Expiry Time, the Rights Certificates representing the associated SRP Rights, in proper form for transfer, together with a Letter of Transmittal (or a facsimile thereof), properly completed and executed, or, in the case of a book-entry transfer, a Book-Entry Confirmation with respect to the Deposited Shares and, in the case of DTC accounts, a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, together with any required signature guarantees, or an Agent’s Message in lieu of a Letter of Transmittal, and all other documents required by the Letter of Transmittal, are received by the Depositary at its office in Toronto at the address specified herein prior to 11:59 p.m. (Eastern time) on the third trading day on the TSX after the Expiry Time; and

(d)	if the Separation Time has occurred prior to the Expiry Time but Rights Certificates have not been distributed to Shareholders prior to the Expiry Time, the Rights Certificate(s) representing the deposited SRP Rights, together with a Letter of Transmittal, or a manually executed facsimile thereof, properly completed and duly executed with signatures guaranteed if so required in accordance with the Letter of Transmittal or, in the case of Shares deposited by book-entry transfer, a Book-Entry Confirmation and, in the case of DTC accounts, a Letter of Transmittal (or a manually executed facsimile thereof), properly completed and duly executed, together with any required signature guarantees, or an Agent’s Message in lieu of a Letter of Transmittal, and all other documents required by the Letter of Transmittal are received by the Depositary at its office set forth in the Notice of Guaranteed Delivery on or prior to 11:59 p.m. (Eastern time) on the third trading day on the TSX after the date, if any, that Rights Certificates are distributed to Shareholders.

The Notice of Guaranteed Delivery may be delivered by hand or courier or transmitted by facsimile transmission or mail to the Depositary at its office in Toronto, Ontario, Canada at or prior to the Expiry Time and must include a guarantee by an Eligible Institution in the manner set forth in the Notice of Guaranteed Delivery. Delivery of the Notice of Guaranteed Delivery and this Letter of Transmittal and accompanying certificates to any office other than the Toronto, Ontario, Canada office of the Depositary does not constitute delivery for purposes of satisfying the guaranteed delivery.

An “Eligible Institution” means a Canadian Schedule I chartered bank, a major trust company in Canada, a member of the Securities Transfer Agent Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program (SEMP) or a member of the New York Stock Exchange, Inc. Medallion Signature Program (MSP) or any other “eligible guarantor institution” (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended). Members of these programs are usually members of a recognized stock exchange in Canada and/or the United States, members of the Investment Industry Regulatory Organization of Canada, members of the Financial Industry Regulatory Authority, or banks and trust companies in the United States.

3.	Signatures

This Letter of Transmittal must be completed and executed by the Shareholder accepting the Offer described above or by such Shareholder’s duly authorized representative (in accordance with Instruction 5, “Fiduciaries, Representatives and Authorizations” below).

(a)	If this Letter of Transmittal is executed by the registered owner(s) of the accompanying certificate(s), such signature(s) on this Letter of Transmittal must correspond exactly with the name(s) as registered or as written on the face of such certificate(s) without any change whatsoever, and the certificate(s) need not be endorsed. If such transmitted certificate(s) are owned or held of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

(b)	If this Letter of Transmittal is executed by a person other than the registered owner(s) of the accompanying certificate(s) or if the purchase price for the Deposited Shares is to be delivered to a person other than the registered owner(s) or sent to an address other than the address of the registered owner(s) as shown on the register of Shareholders maintained by PotashCorp, or if certificates representing Shares for which the Offer has not been accepted are to be returned to a person other than such registered owner(s) or sent to an address other than the address of the registered owner(s) as shown on the register of Shareholders maintained by PotashCorp:

(i)	such deposited certificate(s) must be endorsed or be accompanied by an appropriate share transfer power of attorney duly and properly completed by the registered owner(s); and

(ii)	the signature(s) on such endorsement panel or share transfer power of attorney must correspond exactly to the name(s) of the registered owner(s) as registered or as appearing on the certificate(s) and must be guaranteed by an Eligible Institution, as noted in Instruction 4, “Guarantee of Signatures”, below.

4.	Guarantee of Signatures

If this Letter of Transmittal is executed by a person other than the registered owner(s) of the Shares, if the cheque(s) are to be issued to a person other than such registered owner(s) or sent to an address other than the address of the registered owner(s) as shown on the register of Shareholders maintained by PotashCorp, or if certificates representing Shares for which the Offer has not been accepted are to be returned to a person other than such registered owner(s) or sent to an address other than the address of the registered owner(s) as shown on the register of Shareholders maintained by PotashCorp, such signature must be guaranteed by an Eligible Institution, or in some other manner satisfactory to the Depositary (except that no guarantee is required if the signature is that of an Eligible Institution).

5.	Fiduciaries, Representatives and Authorizations

Where this Letter of Transmittal or any certificate or share transfer power of attorney is executed by a person on behalf of an executor, administrator, trustee, guardian, attorney-in-fact, agent, corporation, partnership or association, or is executed by any other person acting in a fiduciary or representative capacity, such person should so indicate when signing and this Letter of Transmittal must be accompanied by satisfactory evidence of such person’s authority to act. Either of the Offeror or the Depositary, at its discretion, may require additional evidence of such authority or any other additional documentation.

6.	Delivery Instructions

If any cheque(s) are to be sent to or, in respect of partial deposits of Shares, certificates representing Shares are to be returned to, someone at an address other than the address of the Shareholder as it appears in Block A on this Letter of Transmittal, entitled “Payment Instructions”, then Block B on this Letter of Transmittal, entitled “Delivery Instructions”, should be completed. If Block B is not completed, subject to Instruction 4 above, any cheque(s) will be mailed to the depositing Shareholder at the address of such holder as it appears in Block A or, if no address is provided in Block A, then it will be mailed to the address of such holder as it appears on the securities register of PotashCorp. Any cheque(s) mailed in accordance with the Offer and this Letter of Transmittal will be deemed to be delivered at the time of mailing.

7.	Partial Tenders

If less than the total number of Shares evidenced by any certificate submitted is to be deposited under the Offer, fill in the number of Shares to be deposited in the appropriate space on this Letter of Transmittal. In such case, new certificate(s) for the number of Shares not deposited will be sent to the registered holder as soon as practicable following the Expiry Time. The total number of Shares evidenced by all certificates delivered will be deemed to have been deposited unless otherwise indicated. If certificate(s) representing Shares not deposited to or purchased under the Offer are to be returned other than in the name of, and to the address of the person shown in the registers maintained by PotashCorp, complete Block B on this Letter of Transmittal and follow the instructions in Instructions 3 and 4 above.

8.	Solicitation

Identify the investment dealer or broker, if any, who solicited acceptance of the Offer by completing Block F on this Letter of Transmittal and present a list of beneficial holders, if applicable.

9.	Backup withholding

United States federal income tax law generally requires that a U.S. Shareholder generally treated as a United States person for United States federal income tax purposes (other than a corporation and certain other exempt recipients) that receives cash in exchange for Shares must provide such Shareholder’s correct Taxpayer Identification Number (“TIN”), which, in the case of a Shareholder who is an individual, is generally the individual’s social security number. If such U.S. Shareholder does not provide its correct TIN and an adequate basis for an exemption from backup withholding, such holder may be subject to backup withholding in an amount equal to 28% of the gross proceeds of any payment received hereunder. If withholding results in an overpayment of taxes, a refund may be obtained.

To prevent backup withholding, each U.S. Shareholder generally treated as a United States person for United States federal income tax purposes must provide its correct TIN and certify that it is not subject to backup withholding by completing an Internal Revenue Service (“IRS”) Form W-9 (a copy of which is available from the IRS at www.irs.gov), on which such holder certifies under penalties of perjury that the holder is a United States person, the TIN provided is correct (or that such holder is awaiting a TIN) and the holder is not subject to backup withholding.

Shareholders that are not United States persons for United States federal income tax purposes may in certain circumstances be required to provide an IRS Form W-8BEN or other applicable Form W-8 (a copy of which is available from the IRS at www.irs.gov) to establish that they are not United States persons in order to avoid backup withholding.

A SHAREHOLDER WHO FAILS TO PROPERLY PROVIDE A FORM W-9 OR FORM W-8, AS APPLICABLE, MAY BE SUBJECT TO BACKUP WITHHOLDING OF 28% OF THE GROSS PROCEEDS OF ANY PAYMENTS MADE TO SUCH HOLDER PURSUANT TO THE OFFER.

10.	Miscellaneous

(a)	If the space on this Letter of Transmittal is insufficient to list all certificates for Shares, additional certificate numbers and numbers of Shares may be included in a separate signed list affixed to this Letter of Transmittal.

(b)	If Shares are registered in different forms (e.g. “Joe Doe” and “J. Doe”), a separate Letter of Transmittal should be signed for each different registration.

(c)	No alternative, conditional or contingent deposits will be accepted. All depositing Shareholders by execution of this Letter of Transmittal (or a facsimile hereof) waive any right to receive any notice of acceptance of Shares for payment.

(d)	The Offer and any agreement resulting from the acceptance of the Offer will be construed in accordance with and governed by the laws of the Province of Ontario and the laws of Canada applicable therein.

(e)	Additional copies of the Offer and the Circular, this Letter of Transmittal and the Notice of Guaranteed Delivery may be obtained without charge on request from the Depositary, the Dealer Managers or the Information Agents.

11.	Lost Certificates

If a certificate has been lost or destroyed, this Letter of Transmittal should be completed as fully as possible and forwarded, together with a letter describing the loss, to the Depositary at its office in Toronto, Ontario, Canada listed herein. The Depositary will forward such letter to the transfer agent for the Shares so that the transfer agent may provide replacement instructions. If a certificate has been lost or destroyed, please ensure that you provide your telephone number to the Depositary so that the Depositary or the transfer agent for the Shares may contact you. If your certificate has been lost or destroyed, you must take the foregoing action sufficiently in advance of the Expiry Time in order to obtain a replacement certificate in sufficient time to permit the replacement certificate to be tendered in the Offer prior to the Expiry Time.

12.	Privacy Notice

The Depositary is committed to protecting personal information received from its clients. In the course of providing services to its clients, the Depositary receives certain non-public personal information. This information could include an individual’s name, address, social insurance number, securities holdings and other financial information. The Depositary uses this information for lawful purposes relating to its services. The Depositary has prepared a Privacy Code relating to information practices and privacy protection. It is available at www.computershare.com, or by writing to the Depositary at the addresses indicated below. The Depositary will use the information provided on this form in order to process the undersigned Shareholder’s request and will treat the Shareholder’s signature(s) on this form as such Shareholder’s consent to the above.

13.	Assistance

The Depositary, the Dealer Managers, the Information Agents or your broker or other financial advisor can assist you in completing this Letter of Transmittal (see back page of this Letter of Transmittal for addresses and telephone numbers). Shareholders whose Shares are registered in the name of an investment advisor, stockbroker, bank, trust company or other nominee should contact such nominee if they wish to accept the Offer.

THIS LETTER OF TRANSMITTAL OR A MANUALLY SIGNED FACSIMILE HEREOF (TOGETHER WITH CERTIFICATES FOR DEPOSITED SHARES AND ALL OTHER REQUIRED DOCUMENTS) OR THE NOTICE OF GUARANTEED DELIVERY OR A FACSIMILE THEREOF MUST BE RECEIVED BY THE DEPOSITARY AT OR PRIOR TO THE EXPIRY TIME.

The Depositary for the Offer is:

By Mail P.O. Box 7021 31 Adelaide St. E. Toronto, Ontario M5C 3H2 Attention: Corporate Actions	By Registered Mail, Hand or by Courier 100 University Avenue 9th Floor Toronto, Ontario M5J 2Y1 Attention: Corporate Actions

Toll Free (North America): 1-800-564-6253

Overseas: 1-514-982-7555

E-mail: corporateactions@computershare.com

The U.S. Forwarding Agent for the Offer is:

COMPUTERSHARE TRUST COMPANY, N.A.

By Mail Attention: Corp Act CPU Canada P.O. Box 43011 Providence, RI 02940-3014	By Hand or by Courier Attention: Corp Act CPU Canada 250 Royall Street Canton, MA 02021

The Dealer Managers for the Offer are:

In Canada	In the United States

TD SECURITIES INC.	J.P. MORGAN SECURITIES INC.

Telephone: 416-308-2670	Telephone: 877-576-5599

J.P. MORGAN SECURITIES CANADA INC.	TD SECURITIES (USA) LLC

Telephone: 416-981-9249	Telephone: 212-827-6979

The Information Agents for the Offer are:

The Exchange Tower

130 King Street West, Suite 2950

Toronto, Ontario

M5X 1E2

Toll Free: 1-866-851-3215(English or French)

Email: contactus@kingsdaleshareholder.com

Facsimile: 416-867-2271

Toll Free Facsimile: 1-866-545-5580

Outside North America, Banks and Brokers Call Collect: 416-867- 2272

105 Madison Avenue New York, New York 10016 Email: potash@mackenziepartners.com Telephone: (212) 929-5500 (Call Collect) Toll-Free: (800) 322-2885 (English) Toll-Free: (888) 410-7850 (French)

Any questions and requests for assistance may be directed by Shareholders to the Depositary, the Dealer Managers or the Information Agents at their respective telephone numbers and locations set out above. Shareholders whose Shares are registered in the name of a stockbroker, investment dealer, bank, trust company or other nominee should contact that nominee for assistance in depositing their Shares.